Exhibit 10.6

Contract of Loan of Maximum Amount

No.: ZGEJKHT [2009]No.000823

Party A (borrower): Guangzhou Dongfang Hospital

Party B (lender): Guangzhou Rural Credit Cooperatives Sanyuanli Branch

Party A and Party B agree to conclude this Contract through consultation on a voluntary, equal, mutual benefit and honest basis in accordance with Contract Law of the People’s Republic of China and other laws and regulations.

Article 1 Limitation of loan
1.1 Party B agrees to lend money to Party A in installments within the balance of maximum principal of the loan: (currency) RMB (in words) fifteen million yuan only, at the demand of Party A and according to capability of Party B in a term from the day of                     , 2009 to the day of                      , 2014.

1.2 The aforesaid term only refers to the time of lending, excluding the time of expiry. Within such term and balance of maximum principal of the loan, specific borrowing loans will not be signed. The amount, term, interest rate, way of payment and purpose for lending for each loan shall be subject to the receipt. The receipt is the integral party of this Contract and equally authentic.

Article 2 Interest rate for loan

2.1 The interest rate for each borrowing shall be subject to the record in the receipt.

2.2 The benchmark interest rate means the interest rate of the loan of the same term and same grade published and implemented by the People's Bank of China.

2.3 Before lending, the if the benchmark interest rate is adjusted and applicable to borrowings hereunder, the new benchmark interest rate shall be applied and the interest rate for the loan shall be redetermined according the floating proportion of the original interest rate; in case of adjustment of the benchmark interest rate after lending, the interest rate for the loan shall be determined in the way of       B        below:

A. The interest rate hereof remains unchanged

B. Adjust on an annual basis

C. Adjust on a quarter basis

D. Adjust on a monthly basis

E. Other                        /

2.4 The way of     C       below will be chosen for interest settlement of the loan hereunder:

A. For interest settlement on a monthly basis, the date of paying interest is the 20th of each month, and the last date of paying interest is date of expiry of the loan;

B. For interest settlement on a quarter’s basis, the date of paying interest is the 20th of each quarter, and the last date of paying interest is date of expiry of the loan;

C. Pay the principal and interest thereof in an equal amount monthly.

Article 3 Condition for withdrawal of money

3.1 The following preconditions shall be satisfied for withdrawal of money of Party A:

(1) Party A has gone through properly the administrative license, approval, registration and other legal procedures according to related laws, regulations and rules;

(2) Party A has submitted relevant documents meeting requirements of Party B;

(3) The guaranty hereunder has finished going through all procedures agreed by both parties which have come into effect/right of mortgage has established/right of pledge has established;

(4) Party A does not occur any matter of breach of contract provided herein;

(5) The statement and warrant made by Party A herein remain true, accurate and effective until withdrawal;

(6) The operation situation and financial position are same to those when this Contract is concluded basically until withdrawal, and do not occur any significant adverse change.

(7) Other conditions Party A shall meet according to laws, regulations or at demand of Party B.

3.2 Party A shall, after the conditions provided in the previous paragraph are met, go through the withdrawal procedure at the place where Party B is located and issue receipt of loan with Party B.

3.3 The lending of Party B does not constitute its performance defect when Party A fails to satisfy all conditions for withdrawal provided in Paragraph 1 of this article.

Article 4 Repayment

Party A shall deposit the money payable to the account opened by Party B in full amount before ending of business hours (Beijing time) of Party B on the date of repayment (date of payment of interest and date of repayment of principal) and, and Party B shall be entitled to direct transfer directly from its account.

4.2 Party B shall be entitled to directly transfer the money payable but unpaid by Party A from the account opened by Party A with any business department of Guangzhou Rural Credit Cooperatives. In case of discrepancy between the currency transferred and one hereunder, the money shall be translated at the offer price published on the day of transfer by Party B.

4.3 The money paid by Party A (including the money transferred by Party B according to this Contract) shall pay off the debt in the following order: cost for realization of creditor’s right and guaranty right, compensation for damage, default fine, compound interest, overdue interest and penalty for interest, interest, principal, and Party B shall be entitled to change the said order.

Article 5 Repayment in advance and borrowing extension

5.1 When Party A repays the principal of the loan in advance, it shall make a written application to Party B 30 days earlier, and may repay part of or all the principal in advance upon approval of Party B.

5.2 Party A may repay the principal only in the precondition that it has paid off the due payables to Party B. In case of repayment of part of the principal in advance, Party A also need settle the payables of the period. For the principal repaid by Party A in advance, the interest thereof shall be charged in the following way: interest=amount of principal repaid in advance × daily interest rate prevailing for repayment in advance × actual occupancy days (the last date of interest settlement to date of repayment in advance), and the interest of loan charged before will not be adjusted any more.

5.3 In case of repayment in advance by Party A, Party B shall be entitled to collect the default fine for repayment in advance in the way of A below:

A. For repayment in advance within 6 months after the loan is lent actually, default fine = amount repaid in advance × 1%; for repayment in advance 6 months after the loan is lent actually, default fine = amount repaid in advance × / %;

B. Loss of interest corresponding to the principal from the date of repayment to date of expiry × / %;

C. Other ways:                                                       /

5.4 In the event Party A cannot repay the principal and interest thereof of the loan hereunder on schedule, therefore, it need handle loan extension, it shall apply to Party B in writing 30 days prior to expiry date of the loan, and if Party B agrees to extend upon review, both parties may sign an additional extension agreement. In the event Party B does not agree to extend, Party A should repay the principal and interest thereof according to this Contract.

Article 6 Guaranty of borrowing

6.1 Party A must provide guaranty for performance of this Contract at requirement of Party B. The ways of guaranty hereunder may be guaranty of guarantee of maximum amount, guaranty of mortgage of maximum amount, guaranty of pledge of maximum amount or one item or several items of other ways of guaranty.

6.2 This Contract may adopt one or several items of ways of guaranty as follows: A, B

A. Contract of Guaranty of Maximum Amount ZGEBZHT[2009]No. 000008 concluded by Surety Xu Jianping and Gui Zhaohui ;

B. Contract of Mortgage of Maximum Amount ZGEDIHT[2009]No. 000010 concluded by mortgagor Guangzhou Dongfang Hospital and Party B;

C. Contract of Pledge of Maximum Amount No.    /       concluded by pledger      /         and Party B;

D.                                                                           /

E.                                                                           /

6.3 The guaranty for this loan contract unspecified in the previous paragraph is also within the scope of the “guaranty” referred to in subparagraph 3, paragraph 1 of Article 3.

6.4 For each borrowing hereunder, Party B may conclude additional guaranty contract with the surety.

Article 7 Rights and obligations of Party A

7.1 Party A warrants that it is a person having full capability for civil conduct or a legal entity incorporated according to law and exists effectively, has the right to dispose the property its manages, operate business related to the purpose of loan hereunder and sign and perform this Contract, and the signing of this Contract has been approved by the higher competent authority or authorities such as the board of directors, shareholders, and obtains all necessary authorizations.

7.2 Party A shall repay the principal and interest thereof of the loan according to this Contract.

7.3 Party A warrants that it signing and performing this Contract do not violate any regulation or agreement binding upon Party A and its assets, and guaranty agreements and other agreements signed by it with others and content of any other documents, agreements and undertakings binding upon Party A.

7.4 Party A shall use the loan for the purpose provided herein.

7.5 Where Party A is a natural person, it shall provide his and his main family members’ true information concerning career, income, expenditure, liability, guaranty and economic dispute with others.

7.6 At demand of Party B, Party A shall assist the investigation before lending, review in lending and check after lending to provide timely the following materials including without limitation:

(1) business license, certificate on annual inspection, certificate on legal person code, identity certificate on legal representative and necessary information, member of board of directors and principal person in charge, list of person in charge of finance, license of operation, taxation registration certificate qualified upon annual inspection by taxation authority, copy of tax paid certificate issued by taxation authority provided according to fixed number of year required by Party B, loan permission (card);

(2) All the opening banks, account numbers and situation of deposit and loan;

(3) The balance sheet, income statement, statement of change in owner's equity and situation of sales, cash flow statement, financial statements and notes and explanation thereto audited according to the fixed number of year required by Party B;

(4) Production operation plan, statistic report, project budget & final account;

(5) Situation of all the external guarantees (including to any agencies of Party B);

(6) Information of all affiliated enterprises and affiliated relationship and related transaction having occurred or to occur that account for more than ten percent of its net assets and mutual guaranty between internal group customers;

(7) Situation of litigation, arbitration, administrative punishment and debt dispute with others as well as criminal prosecution to personnel of management;

(8) Situation of use of loans hereunder.

7.7 Party A shall notify Party B in writing thirty days before change of the operation ways, self system or legal positions, including without limitation contract, lease, custody, asset restructuring, debt restructuring, shareholding reform, joint operation, consolidation (or merger), division, compensated transfer of property right, joint venture (or cooperation), decrease of registered capital, or application for suspending operation for reorganization, application for dissolution (or cancellation), application for restructuring, reconciliation or bankrupt and fulfill the repayment responsibilities to debts hereunder agreed by Party B in writing, or provide new guaranty approved by Party B in writing, otherwise, Party A shall not proceed with the said activities before all the debts hereunder are repaid.

7.8 Party A shall notify Party B within three days after the change of its operation ways, self system and legal status including without limitation it is declared suspending operation for reorganization, shut down, dissolved (or cancelled), applied for restructuring or bankrupt and occurrence of the circumstances endangering its own normal operation or security of Party B’s creditor’s right, and take full and effective measures to preserve Party B’s creditor’s right as well.

7.9 In the event Party A is a natural person, it shall notify Party B in writing within three days after occurrence of his personal or his family’s economic income situation worsens, operation situation of individual business or private enterprises worsens or circumstances that license is revoked or shut down or close business that severely affect the capability of repayment.

7.10 If Party A changes its domicile, name or legal representative or other top management changes greatly, it shall notify Party B in writing within seven days after the change takes place.

7.11 Party A shall not sign with any third party the contract impairing interest hereunder of Party B.

7.12 Where Party A is a group customer, it shall provide Party B with relevant information concerning the group company, including without limitation names of the members of the group customer, legal representative, actual controller, registered office, registered capital, principal operation, ownership structure, situation of top management, financial position, major asset project, situation of guaranty and major litigation, etc.; and shall report to Party B timely the situation of related transaction accounting for more than ten percent of its net assets, including without limitation the related relationship between the transaction parties, transaction items and transaction characteristic, transaction amount and corresponding proportion and pricing policy for the transaction.

7.13 In the event there is guarantee and the guarantor violates any obligation or undertaking prescribed the guaranty contract or loses guaranty capability, Party A shall provide immediately a new guaranty approved by Party B or repay the borrowings hereunder in advance.

7.14 Party A warrants it provides necessary documents and materials at demand of Party B and they are true, accurate, legitimate and valid.

Article 8 Rights and obligations of Party B

8.1 Party B shall be entitled to require Party A to provide materials related to the load hereunder.

8.2 Party B shall be entitled to supervise and examine the situation of use of the load hereunder, and know Party A’s operation activities, financial position and provision of guaranty and debt dispute.

8.3 In the precondition that Party A has fully performed its obligations hereunder and satisfied the condition for withdrawal, Party B shall lend to Party A according to term and amount as prescribed in the receipt signed between the parties, but except that delay is caused due to the borrower’s reason.

8.4 Party B shall keep the information and situation provided by Party A related to its debt, finance, production and operation confidential, but except as otherwise provided by laws and regulations.

8.5 During the term of validity of this Contract, in the event Party B changes its domicile, it shall release timely the announcement of change of address.

Article 9 Effectiveness, change and cancellation of contract

9.1 This Contract will come into effect after it is signed by the parties hereto.

9.2 After this Contract comes into effect, neither party shall change without authorization. In case change is required, both parties shall reach a writing change agreement.

9.3 During performance of this Contract, Party B shall be entitled to terminate or cancel the contract, recover the principal and interest thereof of the loan paid in advance and stop continuing lending in any of the following circumstances:

(1) In case of installment, Party A fails to repay the principal of the loan for consecutive two installments or default the interest for more than three months;

(2) The situation of operation and financial position of Party A worsen, thus it fails to repay the debt due, or it involves major economic dispute or arbitration as well as other legal dispute, which severely affects or threatens the realization of Party B’s creditor’s right;

(3) The overall credit situation, operation and financial position of the group customer Party A belongs to occur serious crisis, which poses a grave threat to security of Party B’s loan;

(4) Party A suspends operation, dissolves, closes business or is revoked or canceled the business license;

(5) Party A fails to use the loan to the purpose prescribed herein or pay the principal, interest thereof or other payables in full amount on schedule;

(6) Party A provides Party B with false material facts-hidden loan information such as the balance sheet, income statement or hides major operational and financial facts;

(7) Party A rejects Party B to supervise and examine the situation of its use of loan and related production, operation and financial activities;

(8) Party A uses the loan to engage in speculative operation in securities, futures and real estate or engage in other transaction violating laws and regulations;

(9) Party A extracts loan for lending to seek illegal income;

(10) Party A cheats loan by means of fraud;

(11) Party A deliberately evades Party B’s creditor’s right through related transaction;

(12) The operation ways, self system or legal positions of Party A change, including without limitation contract, lease, custody, asset restructuring, debt restructuring, shareholding reform, joint operation, consolidation (or merger), acquisition, division, compensated transfer of property right, joint venture (or cooperation), decrease of registered capital, or application for suspending operation for reorganization, application for dissolution (or cancellation), application for restructuring, reconciliation or bankrupt, but it fails to obtain Party B’s written consent and fulfill the repayment responsibilities to debts hereunder or provide new guaranty approved by Party B;

(13) The guaranty hereunder occurs changes adverse to Party B’s creditor’s right, including without limitation damage, loss and destruction of the mortgaged property and pledged property, decrease of the value, or guarantor violates any obligation imposed on it in the guaranty contract while Party A fails to provide a new guaranty separately at demand of Party B;

(14) The guaranty contract or other guaranty ways does not come into effect, is invalid or declared to be revoked, or guarantor loses part or full guaranty capability or explicitly represents not to perform the guaranty obligation, or guarantor violates any obligation or undertaking prescribed in the guaranty contract or violates the contract signed by it with the third party, while Party A fails to provide a new guaranty separately at demand of Party B;

(15) The statement and warrant made by Party A are not true, accurate or hide material facts;

(16) Party A explicitly represents or indicates with its own conduct not to perform the obligations hereunder;

(17) Party A violates other obligations and undertakings hereunder, which Party B deems serious enough to affect the realization of its creditor’s right.

Article 10 Liability for breach of contract

10.1 Due to the reason of Party A or guarantor hereunder, the corresponding guaranty procedure of this Contact is failed to finish handling according to agreement, or Party A fails to go through the withdrawal procedure at the place where Party B is located on schedule agreed herein, exceeding 30 days of the period of lending stipulated herein (including legal holiday and day of rest), Party B shall be entitled to terminate this Contract and recover the loan lent in advance.

10.2 If Party A fails to repay the principal of the loan payable due (including due in advance) on schedule stipulated herein, the overdue interest will be charged at the interest rate stipulated herein plus 50 percent thereof which serves as the penalty interest from the date overdue; the interest Party A fails to pay on schedule during the term of loan shall be charged the compound interest at the interest rate of loan stipulated herein; the interest remains unpaid after the loan is overdue shall be charged the compound interest at the penalty interest rate stipulated in this paragraph.

10.3 In case Party A does not use the loan for the purpose stipulated herein, the principal and interest thereof of the loan shall be charged penalty interest and compound interest at the interest rate stipulated herein plus 100% thereof as the penalty interest rate from the date of breach of contract.

10.4 In case the loan hereunder is overdue or used not for the purpose stipulated herein, the overdue interest, penalty interest and compound interest shall be charged on a monthly basis.

Article 11 Notarization clause

Party A and Party B agree and confirm that if this Contract is notarized by the notary authority to be a creditor’s right document having enforcement effect and Party A fails to pay off the principal and the interest thereof and other expenses payable owed to Party B on schedule or otherwise breaches the contract, Party B shall be entitled to directly apply to the people’s court having jurisdiction for enforcemnt. Party A agrees to accept the enforcement by the people’s court unconditionally and waive of the right of defense.

Article 12 Settlement of disputes

Any dispute between Party A and Party B arising from this Contract shall be settled through negotiation; in case no settlement can be reached, the parties may settle in the way of A below:

A. Appeal to the people’s court of domicile of Party B;

B. Apply to Guangzhou Arbitration Committee for arbitration.

Article 13 Supplementary provisions

13.1 If Party A and Party B has concluded Comprehensive Credit Contract No.            /        , this contract will be the specific business contract thereunder.

13.2 In the term of validity of this Contract, if Party A’s name of legal person, legal representative and domicile change while Party A fails to notify Party B in writing, all documents sent by Party B according to the information of name, legal representative and domicile before change shall be deemed to be served.

13.3 Party A shall bear all related costs for registration, insurance, notarization, appraisal, assessment and transportation hereunder and under its principal contracts. If such costs are paid by Party B on Party A’s behalf, Party B shall be entitled to directly deduct from Party A’s account.

13.4 In case of discrepancy between the content hereof and that of the receipt, the receipt shall prevail.

13.5 This Contract is made out in quadruplicate, Party A holding one copy, Party B holding one copy, which are equally authentic.

Article 14Other agreements

Other matters agreed by both parties:

In case the borrower repays overdue, it shall pay RMB100 yuan to the lender as the default fine for each installment overdue, till the borrower pays off all the principal and interest thereof to the lender.

Party A: Guangzhou Dongfang Hospital                                                           (seal)

Legal representative/person in charge  Xu Jianping
(or agent)
                                                                                                           (signature)
    /s/ Xu Jianping

    2009         YY     9     MM    30       DD

Party B: Guangzhou Rural Credit Cooperatives Sanyuanli Branch                 (seal)

Legal representative/person in charge       Cao Yantao
(or agent)                                                                                                           (signature)

    /s/ Cao Yantao

    2009         YY     9     MM    30     DD